UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 2, 2004

                                  Covance Inc.
             (Exact Name of Registrant as Specified in Its Charter)


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
               Delaware                                 1-12213                              22-3265977
     (State or other jurisdiction                     (Commission                           (IRS Employer
           of incorporation)                          File Number)                       Identification No.)


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
                  210 Carnegie Center, Princeton, New Jersey                                    08540
                   (Address of principal executive offices)                                  (Zip Code)
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         Registrant's Telephone Number, Including Area Code 609-452-4440

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01.   Entry into a Material Definitive Agreement.
             ------------------------------------------

     Christopher A. Kuebler has formally announced his decision to retire from his position as Chief Executive Officer of Covance Inc. (the "Company") at the end of 2004 and from his position as Chairman of the Company's Board of Directors at the end of 2005. On November 2, 2004, the Company entered into an agreement (the "Agreement") with Mr. Kuebler pursuant to which Mr. Kuebler will resign as Chief Executive Officer of the Company effective December 31, 2004 (the "Effective Date") and will continue to serve as an employee of the Company as Chairman of the Board of Directors of the Company (the "Board") from the Effective Date through and including December 31, 2005 (the "Service Period"). The Agreement provides that the terms of Mr. Kuebler's employment agreement with the Company, dated November 7, 2001, shall remain in effect until the Effective Date, at which time such employment agreement will be superceded in its entirety by the terms of the Agreement and effectively terminated (as described under Item 1.02 of this Current Report on Form 8-K). In connection with the execution of the Agreement, the Company and Mr. Kuebler will also enter into a release agreement, a copy of which is attached as an exhibit to the Agreement.

     Pursuant to the terms of the Agreement, during the Service Period, Mr. Kuebler will continue to receive his base salary at the annual rate in effect immediately prior to the Effective Date and will continue to participate in the benefit arrangements in which he participated immediately prior the Effective Date. Mr. Kuebler will be entitled to receive benefits under the Company's Supplemental Executive Retirement Plan ("SERP") upon his attainment of age 60 in accordance with its terms. During the Service Period, all equity based awards previously granted to Mr. Kuebler will remain subject to, and be exercisable in accordance with, their existing terms. The Agreement also provides for a special cash bonus of $341,698 to Mr. Kuebler on his 55th birthday in consideration of the restrictive covenants described below and a special death benefit to his spouse (or his surviving children if there is no surviving spouse) in the event that he dies during the period commencing on November 2, 2004 through October 31, 2013.

     Upon completion of the Service Period, and consistent with Mr. Kuebler's retirement with the consent of the Board, all vested stock options will remain outstanding and exercisable for the remainder of their respective terms, all unvested stock options will be forfeited and all unvested restricted shares will become immediately vested. In recognition of Mr. Kuebler's status as a founder of the Company, Mr. Kuebler will be entitled to receive a number of restricted shares of the Company's common stock on the Effective Date equal to an aggregate fair market value of $1 million as of the Effective Date. These restricted shares will vest on the earlier of the last day of the Service Period and a change in control (as defined in the Agreement).

     In the event that the Board terminates Mr. Kuebler's employment for cause (as defined in the Agreement), the Service Period will be immediately terminated, Mr. Kuebler's status as an employee will be immediately terminated, he will not be entitled to any further payments, all vested stock options will remain outstanding for 90 days following the date of termination and all unvested restricted shares will be forfeited. The Board also may elect in its discretion to terminate Mr. Kuebler's service as Chairman of the Board prior to December 31, 2005 without cause, in which event Mr. Kuebler would continue to receive the compensation and benefits he would otherwise receive as if his service continued through December 31, 2005, unless his employment is terminated on or prior to December 31, 2005 following a change in control, in which event Mr. Kuebler would instead receive the benefits described below.

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

     The Agreement also provides for the following payments and benefits in the event that Mr. Kuebler's employment is terminated by the Company (for reasons other than cause) during the Service Period, or upon the expiration of the Service Period, following a change in control: (i) a lump sum payment equal to three years base salary; (ii) all stock options, restricted stock, deferred compensation and similar benefits which have not become vested will become fully vested on the date of the change in control; (iii) continued participation in the Company's health and benefit plans until the earlier of three years and the date he is covered by a successor employer's benefit plan; and (iv) a "gross-up payment" for any amount that would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended. Mr. Kuebler will also be entitled to the SERP benefits, the restricted stock founder grant and the special cash bonus described above.

     The Agreement also contains a confidentiality provision of unlimited duration and non-competition and non-solicitation (of clients and employees) restricted covenants for the two-year period following the expiration of the Service Period.

     A copy of the Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02   Termination of a Material Definitive Agreement.
            ----------------------------------------------

     Pursuant to the terms of the Agreement as described under Item 1.01 of this Current Report on Form 8-K, the employment agreement, dated as of November 7, 2001, between the Company and Mr. Kuebler will be superceded in its entirety by the terms of the Agreement and effectively terminated as of the Effective Date.

     A description of the employment agreement is contained in the Company's definitive proxy statement for the 2004 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on March 18, 2004, which description is incorporated by reference in this Current Report on Form 8-K.

Item 5.02   Departure of Directors or Principal Executive Officers; Election of
            -------------------------------------------------------------------
            Directors; Appointment of Principal Officers.
            --------------------------------------------

     As described in Item 1.01 of this Current Report on Form 8-K,
Christopher A. Kuebler has decided to retire from service to the Company at the end of 2005. Pursuant to the terms of the Agreement, Mr. Kuebler will resign from his position and duties as Chief Executive Officer of the Company effective as of the Effective Date. Mr. Kuebler will continue to serve as an employee of the Company as Chairman of the Board through the Service Period. On November 3, 2004, the Company issued a press release announcing the foregoing.

     The Company also announced in the press release that the Board has elected Joseph L. Herring, the Company's President and Chief Operating Officer, to succeed Mr. Kuebler as Chief Executive Officer effective January 1, 2005. Mr. Herring, 49, joined the Company in September 1996 as Corporate Vice President and General Manager of North America Early Development. From September 1999 to November 2001, he held the position of Global President of Early Development Services. Since November 2001, he has held the position of President and Chief Operating Officer. In addition, Mr. Herring has been a member of the Board since June 2004.

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         A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.
            ---------------------------------

     (c) Exhibits

     10.1 Agreement between Covance Inc. and Christopher A. Kuebler dated November 2, 2004.

     99.1 Press Release of Covance Inc. dated November 3, 2004.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COVANCE INC.

Date: November 4, 2004                  By:  /s/ James W. Lovett
                                        -------------------------------------
                                        Name:  James W. Lovett
                                        Title: Corporate Senior Vice President,
                                               General Counsel and Secretary





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Exhibit Index



Exhibit No.                           Description
------------- ------------------------------------------------------------------

10.1 Agreement between Covance Inc. and Christopher A. Kuebler dated November 2, 2004.

99.1           Press Release of Covance Inc. dated November 3, 2004.



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